Exhibit 10.1

AMENDMENT NO. 1 TO YOUNGSTOWN COMPUTING CENTER EQUITY TRANSFER AGREEMENT

This Amendment No.1 to Youngstown Computing Center Equity Transfer Agreement (this “Amendment”) is entered into as of the date of the last signature below (the “Amendment Effective Date”) by and between Valor Energy Inc., a Nevada corporation (“Buyer” or “VAI”), and Glorious Star, LLC, (the “Seller” and the “Target Company”), joins this Amendment to acknowledge the terms of this Amendment and reaffirm their obligations under the Agreement as amended hereby.

BACKGROUND

WHEREAS, Buyer and Seller entered into the Youngstown Computing Center Equity Transfer Agreement executed by Buyer and Seller on October 18, 2026 (the “Agreement”), concerning the acquisition of all outstanding equity interests of the Target Company;

WHEREAS, the parties to the Agreement wish to amend certain provisions of the Agreement relating to the payment of the purchase price and related closing and termination arrangements, as set forth in this Amendment; and

WHEREAS, pursuant to Section 7.3 of the Agreement, this Amendment constitutes a written agreement signed by Buyer and Seller to effectuate the amendments to the Agreement specified below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

1. Defined Terms; Purchase Price. Capitalized terms not defined in this Amendment have the meanings assigned in the Agreement. The aggregate purchase price under Section 4.1 remains USD 3,600,000. Neither the Initial Valuation nor the Final Valuation Report shall automatically adjust that purchase price. The separate reimbursements, allocations, and other arrangements under Sections 4.5 through 4.8 remain unchanged, except that “final payment” in Section 4.8 means the balance payment under Section 4.3 as amended hereby. No amount shall be paid or reimbursed twice.

2. Payments by Buyer’s Subsidiaries. The following is added to Section 1.2 of the Agreement: “Buyer may make payments directly or cause one or more of its directly or indirectly controlled subsidiaries, identified to Seller in writing, to make payments on Buyer’s behalf. Payments received by Seller shall discharge Buyer’s corresponding payment obligations only to the extent received. Such payments do not change the identity of the Acquiring Entity, constitute an assignment or novation, or release Buyer from any obligation under this Agreement. The existing designation and assumption requirements applicable to an Acquiring Entity remain in effect.”

3. Replacement of Sections 4.2 and 4.3. Sections 4.2 and 4.3 of the Agreement are deleted and replaced with the following:

4.2 “Initial Valuation” means the preliminary written valuation prepared by Buyer concerning the Target Company and its interests in the Project. Buyer shall pay, or cause payment of, USD 360,000 directly to Seller no later than 11:59 p.m., New York time on November 3, 2026, by wire transfer of immediately available funds to an account designated by Seller in writing and independently verified by Buyer (the “Down Payment”). No Down Payment shall be due before Buyer delivers that written confirmation. The Down Payment constitutes partial payment of the purchase price, is non-refundable except as expressly provided in Section 4.4, and shall be credited dollar-for-dollar against the purchase price at Closing. The Down Payment shall not be held in escrow or in an attorney trust account. Its payment does not constitute Closing, transfer equity or control, or waive any remaining Closing condition, Seller obligation, or termination right under this Agreement.

4.3 “Final Valuation Report” means the final written valuation report prepared and approved by Buyer concerning the Target Company and its interests in the Project, expressly identified as final and bearing its issuance date. Buyer shall deliver the Final Valuation Report to Seller concurrently with issuance. A preliminary draft, internal working paper, or Initial Valuation does not constitute the Final Valuation Report. The “Payment Deadline” is the thirtieth (30th) Business Day after the original Effective Date of the Agreement, October 18, 2026, and shall not be extended unless Buyer and Seller agree otherwise in writing. Issuance, delivery, correction or revision of the Final Valuation Report shall not extend or restart the Payment Deadline. Subject to satisfaction or written waiver by the benefited party of all Closing conditions that may lawfully be waived, Buyer shall pay, or cause payment of, the remaining USD 3,240,000 directly to Seller at Closing, no later than the Payment Deadline. Such payment shall be made by wire transfer of immediately available funds to Seller’s designated and independently verified account, simultaneously with Seller’s delivery of 100% of the equity interests and control under Section 5.5. Buyer shall not be required to pay that balance before the applicable Closing conditions and concurrent deliveries are met. The Down Payment previously received by Seller shall be credited against the purchase price and shall not be paid again or require any further release. If there are multiple Sellers, they shall jointly provide written payment and allocation instructions. Aggregate purchase-price payments shall not exceed USD 3,600,000.

4. Replacement of Section 4.4. Section 4.4 of the Agreement is deleted and replaced with the following:

4.4 Except for the Down Payment payable under Section 4.2, Buyer shall retain the unpaid purchase price until Closing. Upon a valid termination under this Agreement, Buyer’s further acquisition and unpaid purchase-price obligations shall cease, without prejudice to independently accrued breach claims. The Down payment is non-refundable, and termination alone does not entitle Buyer to its repayment. [However, if Buyer validly terminates under Section 5.3, 6.2 or 6.3 as a result of Seller’s fraud, material misrepresentation or material breach of this Agreement, after compliance with any notice and cure requirements applicable to that termination, Seller shall refund the Down Payment actually received within five (5) Business Days after receipt of Buyer’s termination notice. This refund obligation survives termination.] This Section governs the consequences of termination and does not create an independent termination right. Except for retention of the Down Payment as provided herein, Buyer shall not be liable for a break-up fee or liquidated damages solely because of its valid termination under Section 5.3 or 6.2. Independently accrued breach claims remain available, but no double recovery for the same loss is permitted. Any Down Payment retained by Seller shall be credited against damages recovered by Seller for the same loss.

5. Replacement of Section 5.1. Section 5.1 of the Agreement is deleted and replaced with the following:

5.1 The Due Diligence Period remains thirty Business Days from the original Effective Date of the Agreement, October 18, 2026, unless Buyer and Seller expressly agree otherwise in writing. This Amendment does not restart that period. The Closing Deadline supersedes the reference to the ninetieth (90th) Business Day in former Section 5.1. Buyer shall proceed promptly and in good faith with due diligence and preparation of the Initial Valuation and Final Valuation Report. Completion of due diligence or issuance or delivery of either valuation shall not extend the Closing Deadline. The “Closing Deadline” shall be the Payment Deadline determined under Section 4.3. Subject to satisfaction or lawful written waiver of the Closing conditions under Section 5.4, Closing and payment of the remaining purchase price shall occur simultaneously on a date agreed by Buyer and Seller, no later than the Closing Deadline. Absent agreement on an earlier date, Closing shall occur on the Closing Deadline. Any extension of the Closing Deadline requires Buyer’s and Seller’s written agreement.

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6. Valuation Cooperation and Closing Conditions.

The following is added to Section 5.2: “Seller shall cause the Target Company to cooperate reasonably with Buyer’s preparation of the Initial Valuation and Final Valuation Report, including by promptly providing reasonably requested information and access and notifying Buyer of material inaccuracies in or changes to information previously supplied.”

Section 5.4(a) is replaced with: “(a) Buyer’s written confirmation that the Initial Valuation and due diligence results are satisfactory, and issuance and delivery of the Final Valuation Report on or before the Closing Deadline” Sections 5.4(b) through (g), including the requirement to satisfy mandatory legal conditions, remain unchanged.

7. Due Diligence Termination. Section 5.3 is replaced and restated with the following:

5.3 If, during the Due Diligence Period specified under Section 5.1, the Buyer determines, based on objective facts and reasonable judgment, that the Target Company has provided false information to the Buyer, the Buyer may unilaterally terminate the Agreement by written notice to the Seller. The treatment of any Down Payment following termination shall be governed exclusively by Section 4.4. Absent false information, Buyer has no unilateral termination right under this Section 5.3; provided that this limitation does not restrict rights under Sections 6.2 or 6.3 or require payment before the applicable payment conditions have been met.

8. Simultaneous Closing. Section 5.5 is replaced and restated with the following:

5.5 At Closing, Seller shall deliver: valid 100% equity transfer instruments, updated membership register and applicable equity certificates and registration documents; the Target Company’s Operating Agreement and amendments (including the amendment reflecting Buyer or its designated subsidiary as the sole member of the Target Company), resolutions, licenses, seals, books, bank and system control credentials; replacement documents for directors, managers and other personnel as required by Buyer; original land, power and permit contract texts and no-default certificates; encumbrance release and historical debt cleanup certificates; mechanics’ lien waivers or releases from contractors under Chapter 1311 of the Ohio Revised Code; and the site plan, resource inventory, Closing statement and Closing confirmation signed by both parties. Equity transfer, control handover, and payment of the remaining purchase price under Section 4.3 shall occur simultaneously at Closing. The Down Payment previously received by Seller shall be credited dollar-for-dollar against the purchase price in the Closing statement, without any further payment or release of the Down Payment. Project assets and contract rights shall remain held by the Target Company. Buyer shall review Closing documents reasonably and promptly and shall complete Closing in accordance with Sections 4.3 and 5.1, subject to satisfaction or written waiver by the benefited party of all Closing conditions that may lawfully be waived. All mandatory Closing conditions required by law shall be fulfilled. Closing confirmation requires Buyer’s express written confirmation.

9. Replacement of Section 6.2. Section 6.2 of the Agreement is deleted and replaced with the following:

6.2 Closing Deadline and Termination. If the conditions under Section 5.4 are satisfied or duly waived, the parties shall close in accordance with Sections 4.3 and 5.1. If those conditions are not satisfied or duly waived by the Closing Deadline, Buyer may terminate by written notice to Seller, whereupon Section 4.4 shall govern the parties’ remaining payment obligations and treatment of the Down Payment. An extension requires Buyer’s and Seller’s written agreement. Any earlier termination for due diligence issues under Section 5.3 remains subject to that Section’s requirements. Termination does not extinguish independently accrued breach claims.

10. Payment Defaults and Survival. Section 6.3 of the Agreement is deleted and replaced with the following:

6.3 If a material breach is not cured within ten (10) Business Days after receipt of written notice from the non-breaching party, the non-breaching party may terminate the uncompleted transaction by written notice and recover actual losses and reasonable enforcement costs. The Closing Deadline under Section 5.1 shall continue to apply during the cure period; any extension requires written agreement between Buyer and Seller. Buyer’s termination rights under Sections 5.3 and 6.2 remain effective, and any entitlement to repayment of the Down Payment shall be governed exclusively by Section 4.4. Buyer’s failure to pay the Down Payment constitutes a payment breach only when payment is due under Section 4.2. Buyer’s failure to pay the remaining purchase price constitutes a payment breach only when payment is due under Sections 4.3 and 5.1, all applicable Closing conditions have been satisfied or duly waived in writing by the benefited party to the extent legally permissible, and Seller is ready and able to deliver all equity interests and control simultaneously with such payment.

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11. Elimination of Escrow; Prior Funding Obligation. The parties confirm that no deposit has been funded and no escrow agreement has been executed in connection with the Agreement. All requirements to establish or fund an escrow account or attorney trust account, appoint an Escrow Agent, obtain escrow instructions, or obtain an escrow release are deleted. The Escrow Agent Acceptance attached to the Agreement is deleted in its entirety. Seller waives any default or claim arising solely from Buyer’s failure to fund the deposit required by former Section 4.2 before the Amendment Effective Date. This limited waiver does not release unrelated claims.

12. Conforming References. References in the Agreement to the “Deposit,” “Refundable Deposit,” or “purchase deposit” shall mean the Down Payment, whose refundability is governed exclusively by Section 4.4 as amended hereby. References to Closing deadlines, payment timing, and escrow mechanics shall be construed consistently with this Amendment. No reference in the Agreement to a refundable deposit or escrow refund shall create an independent repayment right inconsistent with amended Section 4.4.

13. The following is added as Section 2.4 of the Agreement: Any potential acquisition of rights to additional power capacity for the Project shall be a separate transaction, subject to applicable approvals and a separate written agreement specifying the capacity, purchase price, payment terms, delivery requirements and other agreed conditions. Neither party is obligated under this Amendment to purchase, sell or pay for such additional capacity, and neither party represents or guarantees that such capacity will be approved or available. The approval, availability, negotiation or acquisition of such additional capacity shall not constitute a condition to Closing or modify, delay or excuse either party’s obligations under the Agreement as amended hereby, including the purchase price, payment obligations and Closing Deadline, unless Buyer and Seller expressly agree otherwise in writing.

14. Continuing Effect; Priority. Except as expressly amended hereby, the Agreement remains in full force and effect. This Amendment forms part of the Agreement and controls in the event of any conflict. References to the Agreement shall mean the Agreement as amended hereby. This Amendment does not release VAI from its obligations, change the identity of Seller or the Acquiring Entity, or alter the purchase price or the separate economic arrangements expressly preserved herein. The Target Company acknowledges this Amendment and reaffirms its cooperation and other obligations under the Agreement as amended hereby.

15. Governing Law; Notices; Execution. Sections 7.1 and 7.2 of the Agreement apply to this Amendment. This Amendment may be executed in counterparts and by electronic signature, each of which is deemed an original and all of which constitute one instrument. Further amendments require a writing signed by Buyer and Seller. This Amendment is executed in English; if translated, the English text shall control in the event of inconsistency, consistent with Section 7.4 of the Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment.

Seller (holder(s) of 100% of the equity interests of the Target Company; if multiple, jointly and severally liable for Seller’s obligations):

Seller signature:	/s/ Ke Gao
Name:	Ke Gao Date: 11/3/2026

Buyer Valor Energy Inc. Authorized signature:	/s/ Ronggang Zhang
Name and title:	Ronggang Zhang | CEO
Date:	11/3/2026
Notice address:	230 Park Avenue, Floor 3, New York, NY 10169
Notice email:	[*]